The St. Joe Company

133 South WaterSound Parkway

WaterSound, FL 32413

850-231-6400

FOR IMMEDIATE RELEASE

THE ST. JOE COMPANY ANNOUNCES
ADDITIONAL RESPONSIBILITIES FOR PATRICK BIENVENUE

WATERSOUND, Fla. - (July 8, 2014) — The St. Joe Company (NYSE: JOE) today announced that Patrick Bienvenue will assume an expanded role as Senior Advisor to the Company’s Chairman of the Board, in addition to his existing responsibilities as Executive Vice President.

Park Brady, St. Joe’s Chief Executive Officer, said: “St. Joe is developing the long-term, strategic plans necessary for the Company’s regional development initiatives in Northwest Florida for decades to come and, reporting to the Chairman, Patrick has agreed to lead this effort.”

Mr. Bienvenue has served as Executive Vice President of The St. Joe Company since August 2011 and brings an extensive 30 year career in real estate investment, planning, development and management to this expanded role.

Important Notice Regarding Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our beliefs, plans, goals, expectations and intentions. Forward-looking statements involve risk and uncertainty, and there can be no assurance that the results described in such statements will be realized. Such statements are based on our current expectations and we undertake no obligation to publicly update or reissue any forward-looking statements. Risk factors that may cause the actual results to differ are described in this press release and in various documents we have filed with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2013, and our Quarterly Reports on Form 10-Q.

About The St. Joe Company

The St. Joe Company is a Florida-based real estate development and operating company. The Company owns land concentrated primarily in Northwest Florida and has significant residential and commercial land-use entitlements in hand or in process. The Company also owns various commercial, resort and club properties. More information about the Company can be found on its website at www.joe.com.

© 2014, The St. Joe Company. “St. Joe®”, “JOE®”, the “Taking Flight” Design®, “St. Joe (and Taking Flight Design)®” are registered service marks of The St. Joe Company.

St. Joe Investor Relations Contact:
Marek Bakun
Chief Financial Officer
1-866-417-7132
Marek.Bakun@Joe.com